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                                                                     EXHIBIT 4.b


                AMENDMENT TO AMENDED AND RESTATED
                         CREDIT AGREEMENT


     AMENDMENT dated as of March 30, 1998 to the Amended and Restated Credit Agreement dated as of November 14, 1996 (as heretofore amended, the "Credit Agreement") among MASCO CORPORATION (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                                   WITNESSETH:

     WHEREAS, the parties hereto desire to amend the Credit Agreement to:

     (i) change the minimum tangible net worth covenant to a minimum net worth covenant and update the minimum amount specified therein,

     (ii) reduce the maximum permitted ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Adjusted Net Worth from 57% to 53% and

     (iii) replace the defined term "Shareholders' Equity" with the term "Consolidated Net Worth";

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2. Definitions. (a) The definitions of "Consolidated Tangible Net Worth" and "Shareholders' Equity" in Section 1.01 of the Credit Agreement are deleted.

     (b) The following new definition is added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

            "Consolidated Net Worth" means at any date the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

     (c) The definitions of "Consolidated Adjusted Net Worth" and "Consolidated Total Liabilities" in Section 1.01 of the Credit Agreement are amended by changing the words "Shareholders' Equity" to "Consolidated Net Worth".


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     SECTION 3. Minimum Consolidated Net Worth. Section 5.02 of the Credit
Agreement is amended to read in full as follows:

          Section 5.02. Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means $1,700,000,000; provided that such amount shall be adjusted at the end of each Fiscal Quarter ending after December 31, 1997, as follows:

               (i) increased by 50% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 50% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth Made pursuant to this clause (i) during the same Fiscal Year and second to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (i) during the same Fiscal Year; and

               (ii) increased by an amount equal to 50% of all increases in Consolidated Net Worth during such Fiscal Quarter attributable to sales or issuances of the Borrower's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated New Worth during such Fiscal Quarter attributable to purchases or other retirements of the Borrower's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii) at the end of such Fiscal Quarter, second to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (ii) and third to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii).

     SECTION 4. Limitations on Debt. (a) Section 5.03(a) of the Credit Agreement is amended to read in full as follows:

          (a) The Borrower will not at any time, and will not suffer or permit any Consolidated Subsidiary at any time to, create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth would exceed 53%.

          (b) Subsections (b) and (d) of Section 5.03 of the Credit Agreement are amended by changing the words "Shareholders' Equity" to "Consolidated Net Worth".

     SECTION 5. Negative Pledge. Clause (i) of Section 5.04 of the Credit Agreement is amended by changing "5% of Consolidated Tangible Net Worth" to "3% of "Consolidated Net Worth".


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     SECTION 6.  Financial Information.  Section 4.04 of the Credit Agreement is
amended to read as follows:

           SECTION 4.04.  Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Coopers & Lybrand L.L.P. and set forth in the Borrower's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such Fiscal Year.

          (b) There has been no material adverse change since December 31, 1997 in the business or financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, as reflected in the financial statements referred to in subsection (a) of this Section.

     SECTION 7.  Conforming Change in Conditions to Borrowing. Clause (d) of
Section 3.02 is amended by changing the reference therein to Section "4.04(c)" to refer to Section "4.04(b)".

     SECTION 8. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

     SECTION 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 11. Effectiveness. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") when the Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                              MASCO CORPORATION

                              By: /s/Robert B. Rosowski
                                  ---------------------------------------
                                  Title:   Vice President - Controller and
                                           Treasurer


                              MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK

                              By: /s/John M. Mikolay
                                  ---------------------------------------
                                  Title:   Vice President


                              NBD BANK

                              By: /s/William J. Maxbauer
                                  ---------------------------------------
                                  Title:   Vice President


                              BANK OF AMERICA ILLINOIS

                              By: /s/Andrew J. Sutherland
                                  ---------------------------------------
                                  Title:   Vice President


                              COMERICA BANK

                              By: /s/Arden J. Anderson
                                  ---------------------------------------
                                  Title: First Vice President


                              NATIONSBANK, N.A.

                              By: /s/Wallace Harris, Jr.
                                  ---------------------------------------
                                  Title:   Vice President


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                              PNC BANK, NATIONAL ASSOCIATION

                              By: /s/Peter F. Stack
                                  ---------------------------------------
                                  Title:   Assistant Vice President


                              THE BANK OF NEW YORK

                              By: /s/Edward J. Doughery III
                                  ---------------------------------------
                                  Title:   Vice President
                                           U.S. Commercial Banking


                              THE CHASE MANHATTAN BANK

                              By: /s/Andris G. Kalnins
                                  ---------------------------------------
                                  Title:   Vice President


                              COMMERZBANK AKTIENGESELLSCHAFT
                                CHICAGO BRANCH

                              By: /s/J. Timothy Shortly
                                  ---------------------------------------
                                  Title:   Senior Vice President

                              By: /s/William Binder
                                  ---------------------------------------
                                  Title:   Vice President


                              ROYAL BANK OF CANADA

                              By: /s/Gordon MacArthur
                                  ---------------------------------------
                                  Title:   Manager


                              WACHOVIA BANK OF GEORGIA, N.A.

                              By: /s/Debra L. Coheley
                                  ---------------------------------------
                                  Title:   Senior Vice President



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                              THE BANK OF NOVA SCOTIA

                              By: /s/F.C.H. Ashby
                                  ---------------------------------------
                                  Title:   Senior Manager Loan Operations

                              THE BANK OF TOKYO-MITSUBISHI LTD.,
                                 CHICAGO BRANCH

                              By: /s/Hajime Watannabe
                                  ---------------------------------------
                                  Title:   Deputy General Manager


                              THE DAI-ICHI KANGYO BANK, LTD.,
                                 CHICAGO BRANCH

                              By: /s/Sunao Hirata
                                  ---------------------------------------
                                  Title:   Vice President


                              DRESDNER BANK AG NEW YORK AND
                                 GRAND CAYMAN BRANCHES

                              By: /s/B. Craig Erickson
                                  ---------------------------------------
                                  Title:   Vice President

                              By: /s/Kam Pasha
                                  ---------------------------------------
                                  Title:   Vice President


                              KEYBANK NATIONAL ASSOCIATION

                              By: /s/Thomas A. Crandell
                                  ---------------------------------------
                                  Title:   Vice President


                              ISTITUTO BANCARIOSAN PAOLO
                                 DI TORINO SPA

                              By: /s/Carlo Persico
                                  ---------------------------------------
                                  Title:   Deputy General Manager

                              By: /s/William J. DeAngelo
                                  ---------------------------------------
                                  Title:   First Vice President



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                              THE SANWA BANK LTD.
                                 CHICAGO BRANCH

                              By: /s/Richard H. Ault
                                  ---------------------------------------
                                  Title:   VP Corporate Banking


                              TH SUMITOMO BANK, LTD.

                              By: /s/Kenichiro Kobayashi
                                  ---------------------------------------
                                  Title:   Joint General Manager



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